MEMBERSHIP INTEREST PURCHASE AGREEMENT

PB LABORATORIES, LLC

THIS AGREEMENT is made and entered into as of October 31, 2012 (the "Effective Date"), by and between Marylu Villasenor Hall (the "Seller") and Medytox Diagnostics, Inc., a Florida corporation and a wholly-owned subsidiary of Medytox Solutions, Inc., a Nevada corporation (the "Buyer" or "Medytox").

R E C I T A L S:

A.

PB Laboratories, LLC (the "Company") (i) is a Florida limited liability company in good standing with the Florida Department of State; (ii) is duly licensed as a clinical laboratory with the Florida Agency for Health Care Administration ("AHCA"); and (iii) is an enrolled Medicare provider.

B.

The Seller owns forty-nine and one-half percent (49.5%) all of the issued and outstanding membership interests of the Company.  None of such interests are certificated.

C.

The Seller desires to sell forty-nine and one-half percent (49.5%) of the outstanding membership interests of the Company (the "Interests"), and the Buyer desires to purchase the same under the terms and conditions set forth herein.

THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.

SALE OF INTERESTS. Subject to the provisions of this Agreement, the Seller agrees to sell the Interests to the Buyer. In connection therewith, the Seller agrees to deliver the Interests to Buyer at Closing, free and clear of all liens or encumbrances. The Seller further agrees to execute such additional documents and take such additional actions as the Buyer deems necessary to perfect the Buyer's title to the Interests, both before and after Closing. In turn, the Buyer agrees to tender payment of the Purchase Price in accordance with this Agreement.

1.

PURCHASE PRICE.  The total Purchase Price (the "Purchase Price") to be paid for the Interests shall be the sum of Two Hundred Thousand Dollars ($200,000) Dollars.  The Purchase Price shall be paid as follows: (i) at Closing, the Buyer will pay Fifty-Thousand Dollars ($50,000); and (ii) at Closing, the Buyer shall deliver a secured promissory note (the "Note") to Seller in the amount of One-Hundred Fifty-Thousand Dollars ($150,000), substantially in the form of Exhibit A hereto.

2.

CLOSING.  The Closing shall be effective as of October 31, 2012 (the "Closing Date").

2.

LICENSES; APPROVALS; NOTICES.  Seller agrees to fully cooperate in providing Buyer with all information necessary for completion of the applications as described herein below.

(a)

Post-Closing AHCA and CLIA Notices: Within fifteen (15) days from the date of Closing, Buyer hereby agrees, at Buyer's sole cost and expense, to submit a notice to AHCA (the "AHCA Notice") of the occurrence of the transaction contemplated hereby. Buyer shall provide copies of the AHCA Notice to Seller or Seller's counsel simultaneously upon submission of the same.

(b)

Post-Closing Medicare and Medicaid Applications: Within twenty (20) days from the Closing Date, Buyer hereby agrees at Buyer's sole cost and expense, to prepare and submit a CMS Form 855A Change of Information application (the "CMS Application"), which shall delete Seller as an officer of the Company.  Buyer shall provide a copy of the CMS Application to Seller or Seller's counsel within three (3) business days of submission of the same.

(c)

COLA Notice: Within twenty (20) days from the Closing Date, Buyer shall submit appropriate notice to COLA in order to update the accreditation information, deleting Seller as an officer of the Company.

3.

REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller makes the following representations and warranties to the Buyer:

(a)

Recitals. The recitals in the preamble to this Agreement are true and are hereby incorporated in this Agreement as representations of the Seller.

(b)

Title. The Seller has good and marketable title to the Interests, free from all liens, claims, and encumbrances. The Seller has the right, power, and authority to sell all of the Interests pursuant to this Agreement. At Closing, Buyer will receive unencumbered title to the Interests.  The Interests were validly issued and are fully paid and non-assessable.

(c)

Organization. The Company is a limited liability company duly organized and validly existing, and its status is active under the laws of the state of Florida.

(d)

Interests. The Interests comprise forty-nine and one-half percent (49.5%) of the outstanding equity interests of any kind of the Company.  Seller owns the Interests free and clear of all liens, security interests, charges, pledges and other restrictions or encumbrances of any kind.

(e)

Authorization.  Seller has the capacity to execute and deliver this Agreement and to perform her obligations hereunder. This Agreement has been, and each other document, instrument or agreement to be executed and delivered by Seller in connection with the transactions contemplated hereunder will, upon such delivery, be duly executed and delivered by Seller and constitutes, or upon such execution and delivery will be, the valid and legally binding obligation of Seller, enforceable against her in accordance with its terms and conditions.

4.

Representations and Warranties of the Buyer.  The Buyer represents and warrants to the Seller as follows:

(a)

Authorization of Transaction.  The Buyer has the legal right and power to execute and deliver this Agreement and to perform its obligations hereunder.  This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms.

(b)

Non-contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, shall (i) violate any applicable law to which the Buyer is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any material agreement, contract, lease, license or instrument to which the Buyer is a party or by which it is bound.  The Buyer is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any governmental authority or third party in order for the Buyer to consummate the transactions contemplated by this Agreement.

(c)

Purchase for Investment.  The Buyer is acquiring the Interests solely for investment and not as nominee or agent for the benefit of any other person or entity, and the Buyer has no current intention of distributing, reselling or assigning the Interests.

(d)

No Conflict or Violation.  To the Buyer's knowledge, the execution, delivery and performance of this Agreement by the Buyer and the consummation of the transactions contemplated hereby and thereby will not:

(i)

violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon the Buyer;

(ii)

violate any statute, law or regulation of any jurisdiction applicable to the Buyer in connection with the transactions contemplated herein; or

(iii)

violate or constitute a default under any mortgage, indenture, deed of trust, lease, contract, obligation, agreement, license or instrument to which the Buyer is a party.

(e)

Sophistication.  The Buyer is sophisticated and experienced in financial, business and investment matters, and, as a result, the Buyer is in a position to evaluate the merits and risks of the acquisition of the Interests and the tax consequences of such acquisition.  The Buyer has had the advice and the assistance of professional advisors in connection with evaluating the transactions contemplated by this Agreement.

(f)

Securities Act.  The Buyer understands that the Interests being sold hereby have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities laws, and are being sold in reliance on exemptions for private offerings contained in the Securities Act and in reliance on exemptions from the registration requirements of certain state securities laws.  Because the Interests have not been registered under the Securities Act or applicable state securities laws, the Interests may not be re-offered or resold except through a valid and effective registration statement or pursuant to a valid exemption from the registration requirements under the Securities Act and applicable state securities laws.

(g)

Authorization.  The Buyer has the capacity to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been, and each other document, instrument or agreement to be executed and delivered by the Buyer in connection with the transactions contemplated hereunder will, upon such delivery, be duly executed and delivered by the Buyer and constitutes, or upon such execution and delivery will be, the valid and legally binding obligation of the Buyer, enforceable against it in accordance with its terms and conditions.

5.

COVENANTS OF SELLER. As a material inducement to Buyer to enter into this Agreement, the Seller agrees as follows:

(i)

Non-Competition.  During the period from the Closing Date to the third anniversary thereof (the "Non-Competition Period"), the Seller will not engage or participate, directly or indirectly, as principal, agent, executive, director, proprietor, joint venturer, trustee, employee, employer, consultant, stockholder, partner or in any other capacity whatsoever, in the conduct or management of, or fund, invest in, lend to, own any stock or any other equity or debt investment in, or provide any services of any nature whatsoever to or in respect of (i) any business that is competitive with or in the same line of business as the Company or (ii) any person or entity that is (or was) a customer or client of the Company at any time during the Non-Competition Period or during the two (2) years prior to the date of this Agreement for any business that is competitive with the Company, provided that nothing herein shall prevent the Seller from making, or continuing any existing or future, passive investments in any publicly-traded company.

(ii)

Non-Solicitation.  During the Non-Competition Period, the Seller will not, for her own benefit or for the benefit of any person or entity other than Buyer or the Company, (i) solicit, or assist any person or entity to solicit, any officer, director, executive or employee of Buyer or any of its affiliates to leave his or her employment, (ii) hire or cause to be hired any person who is then, or who will have been at any point in time during the Non-Competition Period, an officer, a director, an executive or an employee of Buyer or any of its affiliates, or (iii) engage any person who is then, or who will have been at any point in time during the Non-Competition Period, an officer, director, executive or employee of Buyer or any of its affiliates as a partner, contractor, sub-contractor or consultant.

(iii)

Customers.  During the Non-Competition Period, the Seller will not (i) solicit, or assist any person or entity other than Buyer and Company to solicit, any person or entity that is an existing or potential client, customer or payor of Buyer or any of its affiliates, or has been a client, customer or payor of any of Seller, Buyer or the Company or any of Buyer’s affiliates during the prior twenty-four (24) months, to provide any services competitive to the Company or the Buyer or any of its affiliates or (ii) interfere with any of the business relationships of Buyer or any of its affiliates.

(iv)

Markets.  The Seller acknowledges that (i) the markets served by the Buyer and the Company and the Buyer's affiliates are intended to be national in scope and not dependent on the geographic location of the executive personnel or the businesses by which they are employed; and (ii) the above covenants are manifestly reasonable on their face, and the parties expressly agree that such restrictions have been designed to be reasonable and no greater than is required for the protection of Buyer and its affiliates and are a significant element of the consideration hereunder.

(v)

Invalidity.  If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 7 is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified to cover the maximum duration, scope or area permitted by law.  In addition, in the event of an alleged breach or violation by the Seller of this Section 7, the Non-Competition Period described above shall be tolled with respect to the Seller until such breach or violation has been duly cured.

6.

CONDITIONS TO CLOSE.  Closing shall be subject to all of the following conditions ("Conditions to Close") being satisfied:

(a)

Buyer's Conditions to Close. The obligations of Buyer under this Agreement are subject to the satisfaction, on or prior to Closing, of the following Conditions to Close:

(i)

Seller's representations and warranties contained within paragraph 5 of this Agreement being reaffirmed and true as of the date of Closing;

(b)

Seller's Conditions to Close. The obligations of Seller under this Agreement are subject to the satisfaction on or prior to Closing, of the following Conditions to Close:

(i)

The payment of the Purchase Price by Buyer to Seller pursuant to paragraph 2 of this Agreement.

7.

NOTICES. All notices to be given under this Agreement shall be in writing and sent by registered or certified mail, return receipt requested.

Notices shall be sent to:

If to the Seller:	Marylu Villasenor Hall 7451 S. Military Trail Lake Worth, Florida 33463
If to the Buyer:	Medytox Diagnostics, Inc. Suite 800 400 S. Australian Avenue West Palm Beach, Florida 33401 5
With a copy to:	J. Thomas Cookson, Esq. Akerman Senterfitt SunTrust International Center – 25th Floor One S.E. Third Avenue Miami, Florida 33131-1714

8.

INDEMNIFICATION.  Seller hereby agrees to indemnify and hold Buyer harmless from any and all liability, loss, or damages, including all costs of defense, litigation, and attorney's fees, resulting from any claims, demands, costs and judgments arising from a breach of any of the representations and warranties contained in Section 5 of this Agreement.  Buyer hereby agrees to indemnify and hold the Corporation and Seller harmless from any and all liability, loss or damages, including all costs of defense, litigation, and attorney's fees resulting from any claims, demands, costs and judgments arising from any acts or omissions of Buyer occurring or accruing after the date of Closing or any breach of Buyer's representations and warranties under this Agreement.

9.

REPRESENTATIONS AND TRANSACTION FEES. The parties hereto shall each bear their own legal fees and costs associated with the transactions contemplated hereby.  The parties hereto acknowledge and agree that they have had full opportunity to seek the advice of legal counsel, accountants and any other experts of their choosing and agree that this Agreement shall be construed and interpreted in absolute parity, and shall not be construed or interpreted against any party by reason of such party's preparation of the initial or subsequent draft of this Agreement.

10.

CONFIDENTIALITY.  This Agreement and the terms thereof shall remain confidential and shall not be disclosed to anyone, except counsel or as otherwise required by law or court order, for any purpose whatsoever without the express written consent of the parties hereto.

11.

SURVIVAL. The provisions of this Agreement shall survive the Closing of the transaction contemplated hereby.

12.

ATTORNEY'S FEES. In the event of any legal action to enforce the terms and conditions of this Agreement or related to a breach hereof, the prevailing party shall be entitled to recover all costs of such actions, including attorney's fees and paralegal fees and all other legal expenses and costs at all pre-suit, trial and appellate levels.

13.

SPECIFIC PERFORMANCE.  The Seller and the Buyer acknowledge and agree that the other parties would be damaged irreparably in the event any of the provisions of this Agreement is not performed in accordance with its specific terms or is otherwise breached.  Accordingly, the Seller and Buyer agree that the other parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court in the United States or in any state having jurisdiction over the parties and the matter in addition to any other remedy to which they may be entitled pursuant hereto.

14.

ENTIRE AGREEMENT.  The parties acknowledge and represent that this Agreement contains the entire understanding between the parties and that there are no other agreements between them as to the matters described herein.

15.

ADDITIONAL DOCUMENTS. Seller and Buyer agree to cooperate fully, and execute any and all supplementary documents, and take all additional actions which may be necessary or appropriate to give full force and effect to the basic terms and intent of this Agreement.

16.

GOVERNING LAW.  The parties agree that this Agreement shall be deemed made and entered into in the state of Florida and shall be governed and construed in accordance with the laws of the state of Florida. Venue for any dispute under this Agreement shall lie in Palm Beach County, Florida.

17.

SEVERABILITY.  Each term and provision of this Agreement constitutes a separate and distinct undertaking, covenant, term and/or provision hereof. In the event that any term or provision of this Agreement shall be determined to be unenforceable, invalid or illegal in any respect, such unenforceability, invalidity or illegality shall not affect any other term or provision of this Agreement, but this Agreement shall be construed as if such unenforceable, invalid or illegal term or provision had never been contained herein. Moreover, if any term or provision of this Agreement shall for any reason be held to be excessively broad as to time, duration, activity or subject, it shall be construed, by limiting and reducing it, so as to be enforceable to the extent permitted under the applicable law as it shall then exist.

18.

COUNTERPARTS.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  Execution may be made by facsimile or PDF image of signature as if an original.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

Seller:

  /s/ Marylu Villasenor Hall

Marylu Villasenor Hall

Buyer:

MEDYTOX DIAGNOSTICS, INC.

By:   /s/ Seamus Lagan________________

Name:

Seamus Lagan

Title:

CEO and President

EXHIBIT "A"

(Secured Promissory Note)